Exhibit 23.1

            INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Curtis Mathes Holding Corporation on Form S-3 of our report dated September 25, 1995, appearing in the Annual Report on Form 10-K/A of Curtis Mathes Holding Corporation for the fiscal years ended June 30, 1995 and 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                   KING, BURNS & COMPANY, P.C.

Dallas, Texas
June 20, 1996